FOURTH AMENDMENT TO CREDIT AGREEMENT

     This Fourth Amendment to Credit Agreement ("Fourth Amendment") is entered into this 28th Day of February, 1995 by and between LONGVIEW FIBRE COMPANY as "Borrower," SEATTLE-FIRST NATIONAL BANK, as agent for the Banks ("Agent"), and the banks listed on the signature pages hereof as "Banks" and amends that certain Credit Agreement dated as of February 26, 1993, as previously amended by amendments dated August 31, 1993, January 28, 1994 and September 30, 1994 respectively (as so amended, the "Agreement").

                                     Recitals

  A. The Borrower has requested a one year extension of the Termination Date and the Banks are willing to grant such extension subject to the terms and conditions of this Fourth Amendment.

  B. The parties further wish to amend the Agreement to include, and reflect the Commitment of, Union Bank of Switzerland as a Bank, and to change, delete or modify certain fees, covenants and other provisions as set forth below.

     NOW, THEREFORE, the parties hereto agree as follows:

                                     Agreement

  1. Defined Terms. All terms defined in the Agreement shall have the same meaning when used in this Fourth Amendment, except as may be otherwise provided in this Fourth Amendment, including, specifically, the definition in
Section 1.1 of the Agreement for each of "Bank", "Commitment" and "Termination Date" which definitions are hereby deleted and replaced with the following:

     "Bank" means each bank listed on the signature pages of the Fourth
      Amendment to this Agreement as having a Commitment, and its successors and assigns.

     "Commitment" means from and after February 28, 1995, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages of the Fourth Amendment to this Agreement as its Commitment.

     "Termination Date" means February 28, 1997 (or February 28 of such subsequent year to which the Termination Date may have been extended in accordance with Section 2.17 of this Agreement) or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

2. Joinder of Union Bank of Switzerland. To facilitate the joinder of Union Bank of Switzerland and to avoid matched funding breakage costs it is agreed, on a transitional basis only, that each Bank's interest in each Euro-Dollar Loan outstanding on the Effective Date shall remain pro rata in accordance with that percentage set forth opposite the name of each such Bank on the signature pages of the Second Amendment to Credit Agreement dated January 28, 1994 until such Euro-Dollar Loan matures pursuant to Section 2.6 subsequent to the Effective Date. Any Prime or Euro-Dollar Loan made on or after the Effective Date shall be made in accordance with Section 2.1.

3. Commitment Fee. The text of Section 2.8(b) of the Agreement is deleted in its entirety and replaced with the following: "[Deliberately left blank]".

4. Termination Date Extension. The first sentence of Section 2.17 is amended to read as follows:

     Section 2.17 Termination Date Extension. If the Borrower shall give to the Agent written notice during December 1995 (or, if so extended pursuant to this Section 2.17, the December of that subsequent year occurring fourteen months prior to the then-current Termination Date) of the Borrower's desire to extend the Termination Date for one additional year then such Termination Date shall be so extended if each Bank by February 28, 1996 (or February 28 of such subsequent year which is one year prior to the then-current Termination Date) shall have provided its written consent to such extension and the Borrower shall have paid such appropriate fees and expenses as may be required by the Banks.

5. Maximum Capitalization Ratio. Section 5.5 of the Agreement, Ratio of Indebtedness to Tangible Net Worth, is deleted, replaced in its entirety and renamed to read as follows:

     5.5 Maximum Capitalization Ratio. The Borrower's Capitalization Ratio (as defined in the Second Amendment to this Agreement dated January 8, 1994) shall not exceed 0.58 to 1.0 as of any fiscal quarter ending on or after February 28, 1995.

6. Defaults on Other Obligations. Section 6.1 (d) is amended to read as follows:

     (d) Defaults on Other Obligations. There shall exist a material default in the performance of any other material agreement or obligation for the payment of borrowed money, for the deferred purchase price of property or services, for the payment of rent under any lease, or the Borrower shall fail to observe or perform any negative pledge or other covenant restricting liens under any material agreement to which the Borrower is a party on the date hereof, as such covenant is in effect on the date hereof, and such default shall have continued for thirty (30) days after the Borrower has become aware of such default.

7. Effective Date. This Fourth Amendment shall be effective on February 28, 1995 (the "Effective Date") subject to the condition precedent that on or prior to said date, each of the following events have occurred:

a. This Fourth Amendment shall have been fully executed in one or more counterparts by the Borrower and Banks and delivered to the Agent;

b. All fees and other amounts due and payable on or before the Effective Date shall have been paid in full;

c.  No Event of Default or Default shall have occurred and be continuing; and

d. Agent shall have received a copy of a Board resolution in form and substance satisfactory to Agent authorizing the Borrower's execution, delivery and performance of the Fourth Amendment.

8. Representations and Warranties. Borrower hereby represents and warrants as follows:

a. This Fourth Amendment and the Agreement as hereby amended each constitutes the valid and binding obligation of the Borrower enforceable in accordance with its terms, having been duly authorized by all necessary corporate action, having received all necessary governmental approvals, and not being in contravention of any law, any provision of the Articles of Incorporation or Bylaws of the Borrower or of any contract binding upon the Borrower.

b. Each of the matters set forth in Article 4 of the Agreement is true and correct in each case as if made on the Effective Date of this Fourth Amendment and no Event of Default or Default shall have occurred and be continuing or will have occurred as a result of the execution and performance of this Fourth Amendment.

9. Other Terms. Except as specifically amended by this Fourth Amendment, all other terms, conditions, and definitions of the Agreement and the other Loan Documents shall remain in full force and effect, and are ratified by each of the undersigned.

10. Counterparts. This Fourth Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures to such counterparts were upon the same instrument.

Dated and effective as of the 28th day of February, 1995.

Borrower                           Agent

LONGVIEW FIBRE COMPANY             SEATTLE-FIRST NATIONAL BANK

By:\s\ L. J. Holbrook              By:\s\ Dora A. Brown
Title: Sr. V.P.-Finance            Title: Asst. Vice President

Banks:                             Commitment             Percentage of
                                                            Commitment
SEATTLE-FIRST NATIONAL BANK        $56.0 Million               30.10%

By:\s\ Bob Ingram
Title: Vice President

BANK OF AMERICA NATIONAL           $26.0 Million               13.98%
TRUST & SAVINGS ASSOCIATION

By:\s\ Michael J. Balok
Title: Vice President

ABN AMRO BANK N.V.                 $26.0 Million               13.98%

By:\s\ Jim Rice
Title: Vice President

By:\s\ Leif Olsson
Title: Vice President

THE BANK OF NOVA SCOTIA            $26.0 Million               13.98%

By:\s\ Errett Hummel
Title: Vice President

UNITED STATES NATIONAL BANK        $26.0 Million               13.98%
OF OREGON

By:\s\ Janice Thede
Title: Vice President

UNION BANK OF SWITZERLAND          $26.0 Million               13.98%
Los Angeles Branch

By:\s\ Thomas G. Jackson
Title: Vice President

By:\s\ Daniel H. To
Title: Vice President
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